STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is dated January __, 1999, between ISG Resources, Inc., a Utah corporation ("Purchaser") 11 and James
M. Isaac and Tommy C. Isaac, individuals residing in the state of Texas (individually a "Seller" and collectively the "Sellers").

                                    RECITALS

         The Sellers own and desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, all of the issued and outstanding shares of capital stock of J. Marvin Isaac Interests, Inc., d/b/a Best Masonry & Tool Supply (the "Company"), a Texas corporation.

         The issued and outstanding capital stock of the Company is referred to herein as the "Purchased Stock."

         Unless otherwise defined in this Agreement, the capitalized terms used in this, Agreement have the meanings given in Article VIII below.

         In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

1        SALE OF PURCHASED STOCK; CLOSING

         1.1 Purchase and Sale. On the terms and conditions set forth in this Agreement, the Sellers will sell to Purchaser, and Purchaser will purchase from the Sellers, the Purchased Stock.

         1.2      Consideration.

         1.2.1 The consideration (the "Consideration") for the Purchased Stock is comprised of: (i) $13,300,000.00 IN CASH, subject to increase (riot decrease) as set forth in Section 1.2.2 below (the "Deferred Consideration"); and (ii) as "Additional Consideration", the Purchaser shall also pay to the Sellers at closing the sum of $2,400,000.00 IN CASH to retire all of the indebtedness of the Company due to the Sellers (the "Shareholder Debt").

         1.2.2 The consideration will increase (and thus, the amount of the Deferred Consideration is determined), dollar for dollar, equal to the amount of increase in the Company's net book value (the "Net Book Value") (defined as total assets less liabilities) during the period from July 31, 1998, to the Closing Date (the amount of the Additional Consideration paid to retire the Shareholder Debt shall not be included in the Net Book Value calculation on either date). To determine whether an adjustment is appropriate, Sellers shall (within thirty days of the Closing Date) provide to Purchaser with financial statements of the Company that are prepared in a manner consistent with the determination of the Net Book Value as of July 31, 1998, indicating the Net Book Value as of the Closing Date (the "Sellers' Calculation") . Purchaser shall make the Company records available, as necessary, to make such calculation. If Purchaser (by notice to Sellers within thirty (30) days of receipt of Sellers' Calculation) disagrees with the Sellers' Calculation ("Sellers' Objection Notice"), then Purchaser and the Sellers shall submit the matter to Ernst & Young and Mr. Andrew M. Rossi for resolution in accordance with GAAP on a basis consistent with Sellers' Financial Statements. If, within thirty (30) days of the dispute being submitted to them, Ernst & Young and Mr. Rossi are unable to agree as to how the dispute should be resolved, then the parties shall submit the matter to Arbitration as provided in Article 10 of this Agreement. If Ernst & Young and Mr. Rossi are able to agree as to how the dispute should be resolved, they will jointly prepare and deliver a report to all parties which will detail whether a Consideration adjustment is necessary. The report will be final and binding on both parties, absent fraud or clear error. If Seller fails to furnish Sellers' Calculations within 45 days following the Closing, subject to reasonable extensions due to the lack of Purchaser's cooperation, Sellers' Calculation is deemed to be $350,000.00, subject to Purchaser timely objecting to same pursuant to Sellers' Objection Notice.

         1.3 Closing. The Closing (the "Closing") of the purchase and sale of the Purchased Stock will take place at the offices of Sellers' attorney, Stephen
L. Brochstein, Esquire, One Riverway, Suite 1950, Houston, Texas 77056, on the date hereof (the "Closing Date").

         1.4 Payment of Consideration and Additional Consideration. At the Closing, Purchaser will pay the Consideration and the Additional Consideration to the Sellers by wire transfer to such account as the Sellers may direct by written notice delivered to Purchaser by the Sellers before the Closing Date. Simultaneously, the Sellers will sell and convey to Purchaser the Purchased Stock free and clear of all Liens, by delivering to Purchaser a stock certificate, registered in the name of Purchaser, representing the Purchased
Stock. At the Closing, the parties shall also deliver the certificates, documents and instruments to be delivered pursuant to this Agreement.

         1.5 Deferred Consideration. If the Purchaser fails to timely give notice to Seller that it disagrees with the Sellers' Calculation, then within thirty (30) days after delivery of the Sellers' Calculation (or determination pursuant to Section 1.2), the Purchaser will deliver to the sellers cash in the amount of the adjustment specified therein. If the Purchaser timely disagrees with the Sellers' Calculation, the Purchaser will deliver to the Sellers cash equal to the undisputed portion of the adjustment specified in the report, if any. The Purchaser shall also pay interest, at the rate of eight percent (8%) per annum, on the unpaid principal amount of the Deferred Consideration from the Closing Date to the earlier of the date of payment or forty-five (45) days following the date of the Closing, and thereafter, until paid, the unpaid balance will accrue interest at the rate of eighteen (18%) percent per annum, but not to exceed the maximum lawful rate.

         1.6 Payment of the Deferred Consideration. The first $350,000 of the Deferred consideration (to the extent the proper amount of the Deferred Consideration is sufficient) shall be paid equally to Jamar Management Services, Inc. and Tomco Management Services, Inc., both Texas corporations owned by the Sellers, as consideration for the termination of existing management contracts with those management companies deemed terminated as of the Closing Dates, and the balance, if any, paid to the Sellers. Payment of the Additional Consideration shall not reduce the amount of the Deferred Consideration payable to Seller.

                                   ARTICLE II

2        REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers represent and warrant to Purchaser that: (i) the "Seller Financial Statements" described in section 2.4 are materially accurate and complete, and prepared in accordance with generally accepted accounting principles (11GAAP11); discrepancy or difference between the Seller Financial Statements and the Ernst & Young findings are not the subject of any warranty or representation on the part of Sellers and Purchaser acquires the Purchased Stock subject to any possible difference (and the Sellers shall not be deemed to be in breach of any representation or warranty set forth herein due to such differences or any resulting change in the statements of operations or financial position of the Company as a result of the Ernst & Young findings) ; i: ii) the Company has no "Indebtedness" other than as set forth on the Seller Financial Statements or the "Interim Statements" (and similar type obligations through the Closing Date) and the Shareholder Debt has been satisfied; (iii) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas and has full corporate power and authority to conduct its business; (iv) the Company is duly qualified, licensed and admitted to do business in Texas and Georgia; (v) the Purchased Stock consists of the following number of shares of capital stock: 1,000 shares of common stock, par value ($1.00) per share; (vi) the Sellers have full authority to enter into this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby; (vii) this Agreement has been duly and validly executed and delivered by the Sellers and constitutes the legal, valid and binding obligations of the Sellers, enforceable against them in accordance with its terms; (viii) the Sellers have delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of the Company, including all amendments thereto effected through the Closing Date (the "Initial Corporate Documents"); and (ix) the Purchased Stock constitutes all of the issued and outstanding shares of capital stock of the Company. The shares of Purchased Stock are validly issued, fully paid and nonassessable, issued in compliance with all applicable Laws, and no additional shares of capital stock have been reserved for issuance. There are no outstanding Options with respect to the stock of the Company or agreements, arrangements or understandings to issue options with respect to the Company, nor are there any preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the capital stock of the Company. The Sellers are the record and beneficial owners of all of the shares of Purchased Stock, free and clear of all Liens. The delivery to Purchaser of" the certificates representing the Purchased Stock will transfer to Purchaser good and valid title to all shares of the Purchased Stock, free and clear of all Liens, and written restrictions that the Sellers and/or the Company may be party to, and after such transfer the Purchased Stock, in the hands of Purchaser, will have been duly authorized, validly issued, fully paid and nonassessable. From and after the Closing, no Seller nor any other Person (other than the Purchaser or its successors or assigns, or any person claiming by or through them), except to the extent attributable, directly or indirectly, to Purchaser, will, as of the Closing Date, have any rights whatsoever with respect to the Purchased Stock or to any other securities of the Company.

         In addition, Sellers, to their actual knowledge, (Sellers having no duty or obligation of independent investigation of any kind) , hereby represent and warrant to Purchaser as follows with respect to the following acts or occurrences during the last three years (or such shorter applicable period as hereafter provided) subject to the limitations of Section 2.26:

         2.1 No Conflicts. As of the Closing Date, the execution and delivery by the Sellers of this Agreement does not, and the consummation of the transactions contemplated hereby will not, except to the extent attributable, directly or indirectly, to Purchaser or its successors or assigns, or due to any Laws or Orders applicable to Purchaser exclusively arising due to this transaction:

         2.1.1 conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Initial Corporate Documents;

         2.1.2 conflict with or result in a violation or breach of any term or provision of any Laws or Order applicable to any of the Sellers or to the Company, or any of their Assets; or

         2.1.3 except as disclosed  in Section 2.1 of the  Disclosure  Schedule,
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any of the Sellers or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Company or any of its Assets under, any written Tiaterial contract or License to which any of the Sellers or the Company is a party or by which any of their respective Assets is bound, except for such conflicts, violations, breaches, defaults, consents, approvals, actions, filings, notices ! terminations, cancellations, accelerations, modifications, additional rights or entitlements or Liens that, individually or in the aggregate, (A) are not having and could not be reasonably expected to have a material adverse effect on the business or condition of the Company, and (B) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of any of the Sellers or the Company to perform its obligations hereunder.

         2.2 Governmental Approvals and Filings.  Except as disclosed in Section
2.2 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Sellers or the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of transactions contemplated herein, except to the extent attributable!, directly or indirectly, to Purchaser, or any Laws or Orders applicable to Purchaser. Notwithstanding any provision to the contrary, the Sellers make no representation whatsoever regarding the necessity of a filing under the Hart- Scott-Rodino Antitrust Improvements Act of 1976 : . as amended, or any similar or related Laws or orders, and Purchaser shall indemnify, defend and hold Sellers harmless from any claim relating thereto.

         2.3 Books and Records. The minute books and other similar records of the Company provided to Purchaser upon execution of this Agreement contain a true and materially accurate record of the mattes set forth therein.

         2.4 Financial Statements. The Sellers have caused the Company to furnish to Purchaser true and correct copies of (i) the reviewed but Unaudited Financial Statements of the Company for the periods ending July 31, 1997 and July 31, 1998 prepared in accordance with GAAP (the "Seller Financial Statements") and (ii) the unaudited internal balance sheets and statements of operations certified as materially true and correct by the chief financial officer of the Company for the period from August 1, 1998 through November 30, 1998 (the "Interim Statements") . The Seller Financial Statements and the Interim Financial Statements (both of which are attached as Exhibit A) fairly represent the financial condition and results of operations of the Company as of their respective dates and for the periods referred to, all in accordance with GAAP. The Company engaged Ernst & Young to perform the Company's certain due diligence procedures with respect to financial records and other matters prior to the Closing, at Purchaser's request and expense (and the Purchaser shall pay the fees associated with such review). Sellers make no representation or warranty regarding the findings of' Ernst & Young and advise Purchaser that the results thereof may be in conflict with the aforesaid books and records of the Company and the Sellers will have no liability for those differences. Further, the Sellers represent and warrant that, as of the Closing Date, the Net Book Value of the Company shall be at least equal to the Net Book Value of the Company as of July 31, 1998 (per GAAP).

         2.5 Absence of Changes. Since July 31, 1998, sellers have not received written notice that there has been any undisclosed material adverse change or event or development, which, individually or together with other such events, including any positive related events, could reasonably be expected to result in a material adverse change, in the business or condition of the Company as of the Closing. In addition, except as expressly contemplated hereby, including any matter covered by the preceding sentence, and except as otherwise disclosed by the books and records of the Company (the Seller Financial Statements and the Interim Statements being deemed to be part of the books and records of the Company) or otherwise in section 2.5 of the Disclosure Schedule, Sellers have received no written notice since July 31, 1998:

         2.5.1 any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock (or other equity interests) of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock (or other equity interests) of the Company;

         2.5.2 any authorization, issuance, sale or other disposition by the Company of any shares of its capital stock (or other equity interests) , or any modification or amendment of any right of any holder of any outstanding shares of capital stock (or other equity interests) of the Company;

         2.5.3 any uninsured physical damage, destruction or other casualty loss (not covered by insurance) affecting any of the Assets of the Company in an aggregate amount exceeding $50,000;

         2.5.4 any undisclosed capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets in an aggregate amount exceeding $100,000;

         2.5.5 any transactions by the Company with any of its officers, directors, stockholders or Affiliates, involving in the aggregate more than $50,000 other than pursuant to a Contract or arrangement in effect on July 31, 1998 and disclosed to Purchaser pursuant to Section 2.13.1.6. Contracts of employment are verbal except for those listed pursuant to Section 2.13.1 of the Disclosure Schedule; or

         2.5.6 any entering into of a binding agreement to do or engage in any of the foregoing for the time period indicated above.

         2.6      Taxes.

         2.6.1 Except as disclosed in Section 2.6 of the Disclosure Schedule and subject to Section 6.3 of this Agreement, all Tax Returns required to have been filed by or with respect to the Company with any Taxing Authority have been duly and timely filed, and each such Tax Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon.

         The Company is not and has never been a member of any affiliated, combined, consolidated, unitary or similar group with respect to the filing of tax returns with respect to any Taxing Authority. All income taxes owed by the Company (whether or not shown on any Tax Return) have been paid through the period ending July 31, 1998. All monies required to be withheld by the Company from employees, independent contractors, creditors or other third parties for Taxes have been collected or withheld through the period ending July 31, 1998, and either duly and timely paid to the appropriate Taxing Authority or (if not yet due for payment) set aside in accounts for such purposes (Purchaser agreeing to pay same, as due for the period indicated above). The Company has no liability for Taxes for any Person other than the Company, except as shown in the Seller Financial Statements or the Interim Statements.

         2.6. 2   The taxes due as of July 31, 1998, have been paid.

         2.6.3 The Company is not a party to any existing written agreement extending, or having the effect of extending, the time within which to file any Tax Return or the period of assessment or collection of any Taxes. The Company has not received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

         2.6.4 Except as set forth in Section 2.6.4 (being the IRS disputed proposed penalty of $2,000), the Sellers have not received written notice since January 1, 1996 that any Taxing Authority is asserting against the Company any deficiency, claim or liability for additional Taxes or any adjustment of Taxes. The Federal income Tax Returns of the Company for the 3-year period ending July 31, 1998 disclose (in accordance with Section 6662(d) (2) (B) of the Code) all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662(d) of the Code. The Sellers have delivered to Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by or with respect to, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since July 31, 1996. The Sellers have not received written notice after January 1, 1996, that there are any Liens for Taxes upon the Assets of the Company.

         2.6.5 Except as arising in the ordinary course of business or as otherwise disclosed in section 2.6 of the Disclosure Schedule, or otherwise disclosed to Purchaser, the Sellers have not received written notice since January 1, 1996 that the Company is (i) a party to or bound by any obligations under any tax sharing, tax indemnity or similar agreement or arrangement, (ii) subject to any election under sections 338(e) or 341(f) of the Code or the regulations thereunder, (iii) required to make, any adjustment under section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise, (iv) subject to any agreement or arrangement that could result separately or in the aggregate in the payment of any "excess parachute payments" within the meaning of section 280G of the Code, (v) has ever been, a "United States real property holding corporation" within the meaning of section 897 (c) (2) of the Code, (vi) a party to any "safe harbor lease" that is subject to the provisions of section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986 or to any "long-term contract" within the meaning of section 460 of the Code, (vii) a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes, or (viii) a member of any affiliated, consolidated, combined, unitary or similar group for any Tax purpose.

         2.7      Legal Proceedings.

         2.7. 1 Except as disclosed in Section 2.7 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) :

         2.7.1.1 Sellers have not received any written notice that there are any material lawsuits, actions or proceedings pending or threatened, against the Company, or any of its Assets which (A) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to Purchaser, or (B) if determined adversely to the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company, or (y) Losses by the Company, individually or in the aggregate with Losses in respect of other such actions or proceedings, exceeding $50,000 (any such claim less than $50,000 not being deemed to be material);

         2.7.1.2 The Sellers have not received written notice during the last six months of any material defects, dangerous or substandard conditions in the products or materials manufactured, sold, distributed, or to be manufactured, sold or distributed by the Company that could cause substantial bodily injury, sickness, disease, death, or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use or property.

         2.7.2 Section 2.7 of the Disclosure Schedule sets forth all known actions or proceedings relating to or affecting the Company or its Assets during the period commencing January 1, 1996, and ending upon the Closing Date.

         2.8 Compliance with Laws and Orders. Except as disclosed in Section 2.8 of the Disclosure Schedule or otherwise, the Sellers have not received since January 1, 1996 any written notice (or any actual verbal notice from a reliable source within the 90 day period preceding the date of this Agreement) that the Company is or has been at any time since such date, in material violation of or in default under, any Law or order applicable to the Company or any of its Assets which remains uncured. In furtherance and not limitation of the foregoing, neither the Sellers nor the Company has violated any federal or state securities law in connection with the offer, sale or purchase of any securities prior to this Agreement (and unrelated to this transaction).

         2.9 Benefit Plans; ERISA. All active Benefit Plans relating to the Company are listed in Section 2.9 of the Disclosure Schedule, and copies of al:_ documentation relating to such Benefit Plans during the last three years have been delivered or made available to Purchaser (including copies of written
Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters). Except as disclosed in Section
2.9 of the Disclosure Schedule, the Sellers have not received written notice of any uncured violations of any of the following since January 1, 1996:

         2.9.1 each Benefit Plan, and the administration thereof, complies, and has at all times complied, with the requirements of all applicable Law, including ERISA and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code has been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code;

         2.9.2 no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code;

         2.9.3 no direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA affiliate;

         2. 9. 4 the "amount of unfunded benefit liabilities" within the meaning of section 4001(a) (18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA;

         2. 9. 5 no "reportable event" (within the meaning of section 4043 of ERISA.) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA affiliate;

         2.9.6 no Benefit  Plan is a  multiemployer  plan  within the meaning of section 3(37) of ERISA;

         2.9.7 Neither the Company nor any ERISA affiliate has incurred any liability for any Tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (1) of ERISA;

         2.9.8 no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

         2 .9 no Tax has been incurred under section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

         2.9.10 no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any state laws requiring continuation of benefits coverage following termination of employment;

         2.9.11 no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought with respect to any Benefit Plan and there are not facts or circumstances known to any the Sellers or the Company that could reasonably be expected to give rise to any such suit, action or other litigation; and

         2.9.12 all known contributions to Benefit Plans that were required to be made under such Benefit Plans prior to December 31, 1998 have been made, and all known benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as disclosed in Section 2.9 of the Disclosure Schedule, and the Company has performed all material obligations required to be performed under all Benefit Plans.

         2.10     Real Property.

         2.10.1 Section 2.10.1 of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned (the "Owned Real Property") by the Company, (ii) each parcel of real property leased or subleased or otherwise occupied by the Company as tenant or subtenant (the "Leased Real Property"; together with the owned Real Property, the "Real Property") together with a true and correct list of all such leases, subleases or other similar agreements and any amendments, modifications or extensions thereto (the "Real Property Leases") , and (iii) all Liens relating to or affecting any parcel of Real Property, in each case identifying the owner, lessor and lessee thereof, except for liens in favor of Sellers which will be satisfied as of the Closing as a result of the retirement of Shareholder Debt as contemplated hereby. Notwithstanding any provision to the contrary, all Real Property which is owned or leased is subject to all matters of record applicable thereto (other than mortgage-type liens) , and matters that a correct survey thereof would reflect.

         2.10.2 Subject to Section 2.10.1, the Company has good and marketable title to its Owned Real Property, free and clear of all Liens, other than as specifically listed in Section 2.10.2 of the Disclosure Schedule or matters of record (other than mortgage-type liens) or that a survey of such property would reflect.

         2.10.3 Subject to the terms of its leases (and Section 2.10.1), the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment to the Leased Real Property for the full term of the lease thereof. Except as set forth in Section 2.10.3 of the Disclosure Schedule, the Sellers have not received any specific notice of any uncured default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder which is presently uncured. The Company has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in any Real Property Lease, unless; disclosed by the Sellers to Purchaser. Notwithstanding the foregoing or anything to the contrary, Sellers make no representation or warranty regarding (i) oral leases including, without limitation, any representation or warranty as their enforceability; or (ii) a master lease where the Company is a sublessee.

         2.10.4 The Sellers shall deliver to Purchaser, to the extent reasonably available, upon the execution of this Agreement true and complete copies of all
(i) title policies, mortgages, deeds of trust, deeds, leases, easements, restrictive covenants, certificates of occupancy, and similar documents, and all amendments thereto concerning the Owned Real Property, and (ii) Real Property Leases and all other documents referred to in clause (i) of this paragraph with respect to the Leased Real Property.

         2.10.5  Except  as  disclosed  in  Section  2.10.5  of  the  Disclosure
Schedule, have not received written notice of any pending or threatened condemnation or appropriation proceedings, pending or threatened against Real Property or the improvements thereon.

         2.10.6 The Sellers have not received written notice of any specific written claim, action or proceeding, actual or threatened in writing, against the Company or the Real Property by any Person which would materially affect the future use, occupancy or value of the Real Property or any part thereof.

         2.11 Tangible Personal Property. Except as disclosed in Section 2.11 of the Disclosure Schedule, the company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all tangible personal property used in the conduct of its business, during the last 12 months, including all tangible personal property reflected on the Seller Financial Statements and tangible personal property acquired since July 31, 1998 other than (i) property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement, or otherwise disclosed. All such tangible personal property is free and clear of all Liens, other than Liens disclosed in Section 2.13 of the Disclosure Schedule.

         2.12 Intellectual Property Rights. The Sellers have not received written notice after January 1, 1996 that the Company is infringing on any intellectual property of any Person, and no litigation is pending and no claim has been made or, to the knowledge of any the Sellers or of the Company, has been threatened to such effect. The Company owns no patents, trademarks or other intellectual property (other than common law rights, trade secrets, and assumed name reservations) . If it is subsequently determined that the Sellers, or either of them, own any intellectual property which relates to the business' conducted by the Company, the Sellers shall assign their respective right, title and interest in and to such intellectual property to the Purchaser or its designee.

         2.13     Contracts.

         2.13.1 Section 2.13.1 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts of a substantial nature currently in effect (true and complete copies, or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets is bound in a material way:

         2.13.1.1 (A) all written Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified term (other than (i) with Trans Management Company (Georgia plant manager) which remain in effect after the Closing, and (ii) at-will agreements); and (B) any written commitments involving an obligation of the Company to make substantial payments to any Person in connection with, or as a consequence of, the transactions contemplated hereby or to any employee, other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice;

         2.13.1.2 all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or prohibiting or limiting disclosure of confidential or proprietary information, of a material nature;

         2.13.1.3 all management, partnership, joint venture, shareholders' or other similar Contracts with any Person which is to survive the Closing;

         2.13.1.4 all guarantees of the Indebtedness of the Company or any third Person;

         2.13.1.5 all Contracts relating to the future disposition or acquisition of any Assets, other than dispositions or acquisitions in the ordinary course of business consistent with past practice or the provisions of this Agreement;

         2.13.1.6 all Contracts between or among the Company and any of the Sellers, any current or former officer, director, stockholder or Affiliate of the Company or of any such officer, director, stockholder or Affiliate, on the other hand, which is to survive the Closing, other than Contracts disclosed pursuant to Section 2.13.1.6;

         2.13.1.7 any existing collective bargaining or similar labor Contracts;

         2.13.1.8 all Contracts which are to survive the Closing that (A) limit or contain restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets or to change the lines of business, (B) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition or (C) require the Company to maintain insurance in certain amounts or with certain coverages; and

         2.13.1.9 subject to Section 2.19 of this Agreement, all other Contracts, including but not limited to Contracts with customers, that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company of more than $50,000 and all powers of attorney and comparable delegations of authority.

         2.13.2 Each Contract required to be disclosed in Section 2.13.1 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.13.2 of the Disclosure Schedule, Sellers have not received written notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be violation or breach of or default under any such Contract).

         2.14 Licenses. Section 2.14 of the Disclosure Schedule contains a true and complete list of all Licenses, other than sales tax permits, used in and material to the business or operations of the Company;

         2.14.1   the Company owns or validly holds all such Licenses;

         2.14.2 each license listed in Section 2.14 of the Disclosure Schedule is valid, binding and in full force and effect;

         2.14.3 the Sellers are not aware that the Company received any written notice during the last 12 months that the company is in default (or with the giving of notice of lapse of time or both, would be in default) under any such License; and

         2.14.4 the transactions contemplated in this Agreement will not violate any such License or give any other party thereto rights to terminate the License or change the terms thereof.

         2.15 Insurance. Section 2.15 of the Disclosure Schedule contains a true and complete list of all existing insurance policies in effect (other than medical or disability insurance or insurance relating to the Plans), each of which is in force and effect on this date. The Sellers have not received written notice during the last 12 months that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Section 2.15 of the Disclosure Schedule contains a list of all claims made under any insurance policies covering the Company since January 1, 1996.

         2.16 Affiliate Transactions. Except for the Shareholder Debt and the Purchase]7'S obligation to pay the Deferred Consideration, (i) there are no Liabilities between the Company and any current or former officer, director, stockholder, Affiliate of the Company or any Affiliate of any such officer, director, stockholder or Affiliate, and (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, stockholder or Affiliate.

         2.17 Employees; Labor Relations. Sellers have not received written notice after January 1, 1996 of (i) any pending or threatened unfair labor practice complaints against the company before the National Labor Relations Board or comparable or similar state agency, or any grievance or arbitration proceeding arising out of under collective bargaining agreements, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Sellers, threatened against the Company, and (iii) no union representation question exists with respect to the employees of' the Company or, to the actual written knowledge of the Sellers, no union organization activities are taking place.

         2.18     Environmental Matters.

         2.18.1  Except  as  disclosed  in  Section  2.18.1  of  the  Disclosure
Schedule:

         2. 18. 1. 1 The Sellers have not received, since January 1, 1996, any citation, directive, inquiry, notice, order, summons, warning, or other similar communications that relates to any alleged, actual, or potential uncured violation or failure to comply with any Environmental Law, or of any written Environmental, Health, and Safety Liabilities with respect. to any of the Facilities or any other Assets in which the Company had an interest since January 1, 1996, or with respect to any Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Sellers, the Company, or any other Person f or whose conduct it or they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         2.18.2 The Sellers have not received, since January 1, 1996, written notice that there has been any Release since January 1, 1996 of any Hazardous Materials at or from the Facilities or at any other locations where any
Hazardous  Materials  were  generated,   manufactured,   refined,   transferred,
produced, imported, used, or processed from or by the Facilities, in violation of any Environmental Law where the Company would be liable, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has Dr had an interest.

         2.18.3 The Sellers do not have in their possession any written reports, studies, analyses, tests, and monitoring pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning non-compliance by the Company or any other Person for whose conduct it or they are or may be held responsible, with Environmental Laws, with respect to the Facilities.

         2.18.4 There have been no known written environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Sellers, arising since January 1, 1996, with respect to any Asset of the Company prior to execution of this Agreement.

         2.19 Substantial Customers and Suppliers. Section 2.19.1 of the Disclosure Schedule lists the ten (10) largest customers of the Company on the basis of revenues for goods sold or services provided for the twelve mont*..11 period ending July 31, 1998. Section 2.19.2 of the Disclosure Schedule lists the ten (10) largest suppliers of the company on the basis; of cost of goods or services purchased during the twelve month period ending July 31, 1998.

         2.20 Accounts Receivable. Except as set forth in section 2.20 of the Disclosure Schedule, the accounts and notes receivable of the Company reflected on the balance sheets included in the Interim Financial Statements for the period ended December 31, 1998, and all accounts and notes receivable arising subsequent to such date, (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on customary trade terms, (ii) are not subject to any known valid set-off or counterclaim, (iii) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangements, and (iv) are not subject of any Actions or Proceedings brought by or on behalf of the Company to which Sellers have actual written notice since January 1, 1996.

         2.21 Other Negotiations; Brokers. No agent, broker, finder, investment banker, financial advisor or other Person will be entitled, by or through the Sellers or the Company, to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement on the basis of any act or statement made by the Sellers, the Company or any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Sellers, the Company, or any such Affiliate.

         2.22 Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Company Act of 1935, as amended. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         2.23 Bank and Brokerage Accounts. Section 2.23 of the Disclosure Schedule sets; forth (a) a list of the names and locations of all banks, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of all persons having signatory power and respect thereto.

         2.24 Exemption from Registration. Except to the extent attributable, directly or indirectly, to Purchaser, or Laws applicable to Seller, the offer and sale of the Purchased Stock made pursuant to this Agreement are exempt from the registration requirements of the Securities Act. Neither any the Sellers, nor the Company nor any Person authorized to act on behalf of any of the foregoing has, to Sellers, actual written knowledge, in connection with the offering of the Purchased Stock, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 501
(c) under the Securities Act) , (ii) any action involving a public offering within the meaning of section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Purchased Stock pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws.

         2.25 Disclosure. The representations and warranties contained in this Agreement, and the statements contained in the Disclosure Schedule or in the certificates, lists and other writings furnished to Purchaser pursuant to any provision of this Agreement (including the Sellers' Financial Statements and the Interim Statements), when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein and therein, in the light of the circumstances under which they were made, not misleading.

         2.26 Limited Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any provision to the contrary: (i) except as provided in the first grammatical paragraph of Section 2 to the contrary, Sellers make no representation beyond their actual knowledge and have assumed no duty of independent investigation of any kind pursuant to the numbered subsections of this Section 2 (2.1 through 2.24) ; (ii) even though the Purchaser may investigate the affairs of the Company and attempt to confirm the accuracy of the representations and warranties of the Sellers, the Purchaser, nonetheless, shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers contained in this Agreement, but only to the extent not discovered, by the Purchaser, to be inaccurate prior to the Closing; and (iii) all such representations, warranties, covenants and agreements will survive the Closing, for a period `of eighteen (18) months only. Any such claim must be timely pursued pursuant to Article IX only.

                                   ARTICLE III

3        REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to Sellers that: (i) the Purchaser has full authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; and (ii) this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligations of the Purchaser, enforceable against Purchaser in accordance with its terms.

         In addition, Purchaser, to its best knowledge, represents and warrants to the Sellers as follows:

         3.1 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby, do not and will not:

         3.1.1 conflict or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Purchaser;

         3.1.2 subject to obtaining the consents, approvals and actions, making the filings and giving- the notices disclosed in Section 3.4 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or order applicable to Purchaser or its Assets and Properties; or

         3.1.3 (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or
(iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of any Contract or License to which Purchaser is a party, or by which it is bound.

         3.2 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement to which it is a party or the consummation of the transactions contemplated herein.

         3.3 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the business or condition of Purchaser.

         3.4 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by Purchaser.

         3.5 Purchase for Investment. The Purchased Stock will be acquired by Purchaser for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Purchased Stock in violation of the Securities Act.

         3.6 Survival of Representations, Warranties. Covenants and Agreements. Even though the Sellers may investigate the affairs of the Purchaser and confirm the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the Sellers, nonetheless, shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement. All such representations, warranties, covenants and agreements will survive the Closing for a period of eighteen (18) months only. Any such claim must be timely pursued pursuant to Article 10 only.

         3.7 Existing Line of Credit. Purchaser, for itself and the Company, and their successors and assigns, agree not to utilize the line of credit previously available to the Company from Merrill Lynch Financial services or any affiliate.

         3.8 The Company Obligations. The Purchaser will cause the Company to perform all of its post-closing duties, liabilities and obligations hereunder.

                                   ARTICLE IV

4        COVENANT'S BY THE SELLERS

         4.1 Noncompetition; Non solicitation.

         4.1.1 For a period of five (5) years from the Closing Date, each of the Sellers, alone or in conjunction with any other Person, or directly or indirectly through their present or future Affiliates, will not directly or indirectly own, manage, operate, join, be employed by, have a financial interest in, control or participate in the ownership, management, operation or control of, or use or permit his name to be used in connection with any business or enterprise engaged in the design, development, manufacture, distribution or sale of any products, or the provision of any services involving, in a material way, masonry tools and products (including, but not limited to, the manufacture, sale and/or distribution of bagged and/or bulk masonry products such as mortar mix, blended cement, stucco, acrylic finish), which the Company was designing, developing, manufacturing, distributing, selling or providing at any time prior to and up to and including the Closing Date anywhere in the United States of America, provided that the foregoing restriction shall not be construed to prohibit the ownership, in the aggregate, of not more than two percent (2%) of any class of securities of any corporation which is engaged in any of the businesses or enterprises described above, having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market.

         4.1.2 For a period of five (5) years from the closing Date, each of the Sellers shall not knowingly and intentionally directly or through an Affiliate, in a material and adverse way, (i) directly and intentionally influence any individual who is an employee of the Company as of the Closing, to terminate his or her employment with the Company, (ii) interfere in any other way with the employment, of any employee of the Company (while employed by the Company) or
(iii) cause or attempt to cause (or participate in any way in any discussion or negotiation concerning) (x) any client, customer or supplier of the Company or
(y) any prospective client, customer or supplier of the Company from engaging in business with the Company. This Section 4.1.2 does not apply to conversations between Debbie Cooper and the Sellers.

         4.1.3 The Sellers agree that Purchaser's remedies at law for any breach or threat of breach by it of any of the provisions of this section 4.1 will be inadequate, and that, in addition to any other remedy to which Purchaser may be entitled at law or in equity, Purchaser shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining orders or orders to prevent breaches of the provisions of this Section 4.1 and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting Purchaser from pursuing, in addition, any other remedies available to it for such breach or threatened breach. A waiver by the Purchaser of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provisions of this Agreement or of any subsequent breach thereof. Any breach or purported breach of Sections 4.1.1 or 4.1.,2, or any other provision of this Agreement, shall not be a basis to withhold any payment due to Sellers pursuant to Article I, including the payment of the Deferred Consideration, when due.

         4.1.4 The parties hereto  consider the  restrictions  contained in this
Section 4.1 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, but if a final judicial determination is made by a tribunal having jurisdiction that the time or territory or any other restriction contained in this Section 4.1 is an unenforceable restriction on the sellers, activities, the provisions of this
Section 4.1 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the tribunal referred to above finds that any restriction contained in this Section
4.1 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Section 4.1 shall in no respect limit or otherwise affect the Seller's obligations under other agreements with the Company.

         4.2      Investigation by Purchaser.

         4.2.1 Sellers afforded Purchaser and Purchaser's accountants, Ernst & Young, and their respective representatives access to all contracts, books and records, and all other documents and data of the Company, including formulas and manufacturing procedural instructions; of the Company and certain other documents and data that the Sellers disclosed prior to the Closing, such as certain of the vendors of the Company or prices paid for certain products connected with certain formulas, manufacturing processes, bagging operations and acrylic stucco division processes and operations, as well as employee files and records. Sellers do not endorse the Ernst & Young findings if and to the extent in conflict with Sellers' books and records.

                                    ARTICLE V

5        DELIVERABLES

         5.1 Deliveries by Sellers. At the Closing, Sellers and the Company have delivered or caused to be delivered to the Purchaser, all duly and properly executed (where applicable) the following:

         5.1.1 Representations and Warranties. A certification that each of the representations and warranties made by the Sellers in this Agreement, except as provided herein to the contrary (including results of Purchaser's due diligence) shall, unless waived, be true and correct in all material respects as of the date of this Agreement.

         5.1.2 Regulatory Consents and Approvals. All consents, approvals and, actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby, if any.

         5.1.3 Third Party Consents.  Any consents (or waivers) identified i-1-i
Section 2.5 of the Disclosure Schedule, and all other consents (or waivers) to the performance by the Purchaser of its obligations under this Agreement, or to the consummation for the transactions contemplated hereby as are required under any Contract or License to which the Purchaser is a party or by which any of its Assets are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Purchaser or the business or condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement.

         5.1.4 Sellers' Certificates. The Sellers shall have delivered tc Purchaser (i) certificates, dated the Closing Date and executed by an executive officer of the Company, in the form and to the effect of Exhibit B hereto and
(ii) certificates, dated the Closing Date and executed by the chief financial officer of the Company, in the form of Exhibit C hereto.

         5.1.5 Resignations of Officers and Directors. The resignations of all current officers and directors of the Company, effective as of the Closing Date.

         5.1.6 Disclosure Schedule. The Disclosure Schedule, updated and current through the Closing Date.

         5.1.7  Receipt  of  Purchased  Stock.   Certificates  representing  the
Purchased Stock have been transferred to Purchaser in accordance with the terms of this Agreement.

         5.1.8 Payment of Indebtedness. A release executed by Sellers confirming payment of the Consideration and the Additional Consideration acknowledging that all Shareholder Debt has been cancelled or otherwise paid in full, and is of no further force and effect. All other Indebtedness owing by the Company, and not reflected by the Seller Financial Statements or the Interim Statements has been retired, released or repaid except the Deferred Consideration shall be payable following the Closing as provided in Section 1.5.

         5.2 Deliveries by Purchaser. At the Closing, the Purchaser has delivered or caused to be delivered to the Sellers, all duly and properly executed (where applicable) the following:

         5.2.1 Representations and Warranties. A certification that each of ` the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement.

         5.2.2 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby, if any.

         5.2.3 officers' certificate. Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date and executed by the president or vice-president or other officer of Purchaser, substantially in the form and to the effect of Exhibit D hereto.

                                   ARTICLE VI

6        INDEMNIFICATION; TAX MATTERS

         6.1 Indemnification.

         6.1.1 Except as provided in Section 6.1.3, the Sellers will indemnify the Company, the Purchaser and its stockholders and the officers, directors, employees, agents and Affiliates, in respect of, and hold each of them harmless from and against, any and all Losses actually suffered, incurred or sustained by any of them, or resulting from any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or written agreement on the part of the Sellers contained in this Agreement (including, without limitation, any certificate delivered in connection herewith or therewith).

         6.1.2 Purchaser will indemnify the Sellers in respect of, and hold him harmless from and against, any and all Losses actually suffered, incurred or sustained by him or to which he becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement (including, without limitation, any certificate delivered in connection herewith or therewith).

         6.1.3 The indemnification  obligations of the Sellers set forth in this
Article VI shall apply only after the aggregate amount of such obligations exceeds the sum of $50,000.00. If, and only after, the aggregate amount of such obligations exceeds the sum of $50,000-00, then such obligations shall include the first $50,000.00.

         6.2 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 6.1 will be asserted and resolved as follows:

         6.2.1 In order for an Indemnified Party to be entitled to any indemnification provided for under Section 6.1 in respect of, arising out of or involving a claim or demand made against the Indemnified ?arty (a "Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party promptly after receipt by such Indemnified Party of written notice of the Third Party Claim; Provided, that failure to give such claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

         6.2.2 If a Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If, and during such period that (i) the Indemnifying Party shall not assume the defense of a Third Party claim with counsel reasonably satisfactory to the Indemnified Party within 10 Business Days of any Claim Notice or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnifying Party or to other Indemnified Parties which are different from or additional to those available to the Indemnified Party, which., if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party, and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation or any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damage and such monetary damages are paid in full by the Indemnifying Party.

         6.2.3 In the event any Indemnified Party should have a claim under 11;ection 6.1 against any Indemnifying Party that does not involve a third party Claim, the Indemnified Party shall promptly deliver an Indemnity Notice to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 6.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within thirty (30) days, such dispute shall be resolved as provided in Article IX hereof.

         6.3 Allocation of Tax Liability.

         6.3.1. Except to the extent a reserve for Taxes is reflected on the Sellers' Financial Statements or the Interim Statements, `the Sellers shall be responsible for and pay and shall indemnify and hold harmless Purchaser and the Company with respect to (i) any and all Taxes imposed on the Company, or for which the Company is liable with respect to any periods ending on or before December 31, 1998; provided, that in the case of any adjustment to any item of loss or expense for any such years, which gives rise to corresponding and offsetting items of loss or expense in subsequent years the benefit of which is or will be actually realized by the Company or its successors or assigns including by reason of any increase in a net operating loss, the Seller's obligations shall be limited to the amount of interest (computed at the appropriate statutory rates) and penalties actually paid to the appropriate taxing authorities by the Company as a result of such timing differences in the case of audit adjustments, or at a rate of eight percent (8~) per annum in the case of other adjustments, (ii) without duplication (subject to the same proviso) , all Taxes arising out of a breach of the representations, warranties or covenants contained herein (to the extent not constituting a Non-Material Claim), (iii) any Tax liability resulting from any ongoing state audits that exceed, in the aggregate,, any reserve therefore set forth on the Sellers, Financial Statements or the Interim Statements, and (iv) any reasonable out-of-pocket costs or expenses with respect to Taxes indemnified hereunder.

         6.3.2 From and after January 1, 1999, Purchaser shall cause the Company to prepare, or cause to be prepared, and shall file, or cause to be filed, all reports and returns of the Company required to be filed, and timely and fully pay all such Taxes. . Purchaser shall cause the Company to timely pay the appropriate taxing authorities the Taxes shown to be due and payable on all Tax Returns of the Company filed after the Closing Date, concurrent with the filing of such Tax Returns. Tax: Returns of the company for a period ending on or before the Closing Date shall be prepared on a basis consistent with the Tax Returns filed. by the Company for previous taxable periods, subject to the requirements of applicable law.

         6.4 Tax Contests.

         6.4.1 If any Taxing Authority or other Person asserts a Tax Claim, then the party hereto first receiving notice of such Tax Claim shall promptly provide written notice thereof to the other parties hereto. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of any relevant correspondence received, from time to time, as received from the Taxing Authority or other Person.

         6.4.2 If, within 30 calendar days after any the Sellers receives or delivers, as the case may be, notice of a Tax Claim, the Sellers provide to the Purchaser an Election Notice, then subject to the provisions of this Section 7.4, the Sellers shall defend or prosecute, at their S01E! Cost, expense and risk, such Tax Claim by all appropriate proceedings, which proceedings shall defended or prosecuted diligently by the Sellers to a Final Determination; provided, that the Sellers shall not, without the prior written consent of the Company, enter into any compromise or settlement of such Tax Claim that would result in any Tax detriment to the Company. So long as the Sellers are defending or prosecuting a Tax Claim with respect to the Company, or as otherwise reasonably required by Sellers in conjunction with filing or amending of tax returns, the Company shall promptly provide or cause to be provided to the Sellers any information reasonably requested by the Sellers relating to such Tax Claim, and shall otherwise cooperate with the Sellers and their representatives in good faith in order to contest effectively such Tax Claim. The Sellers shall inform the Company of all developments and events relating to such Tax claim (including, without limitation, providing to the Company copies of all written materials relating to such Tax Claim) and the Company or its authorized representatives shall be entitled, at the expense of the Company, to attend, but not to participate in or control, all conferences, meetings and proceedings relating to such Tax Claim.

         6.4.3 If, with respect to any Tax Claim, the Sellers fail to deliver an Election Notice to the Company within the period provided in Section 6.4.2 or, after delivery of such Election Notice to the Company, the Sellers fail diligently to defend or prosecute such Tax Claim to a Final Determination, then upon not less than ten (10) days written notice of its intention to do so (thus giving the Sellers 10 days notice and opportunity to cure), the Company shall at any time thereafter have the right (but not the obligation) to defend or prosecute, at. the sole cost, expense and risk of the Sellers, such Tax Claim, to the extent reasonably necessary. The Company shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof, provided they act reasonably and in good faith and keep Sellers reasonably informed. If requested by the Company, the Sellers shall cooperate in good faith with the Company and its authorized representatives in order to contest effectively such Tax Claim. The Sellers may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Tax Claim controlled by the Company pursuant to this Section 6.4.3, and shall bear their own costs and expenses with respect thereto. In the case of any Tax Claim that is defended or prosecuted by the Company pursuant to this Section 6.4.3, the Company shall, from time to time, be entitled to receive current payments from the Sellers with respect to costs and expenses incurred by the Company, to the extent reasonable in amount, in connection with such defense or prosecution (including, without limitation, reasonable attorneys', accountants" and experts" fees and disbursements, settlement costs, court costs and any other costs or expenses for investigating, defending or prosecuting such Tax Claim, and any Taxes imposed on the Company as a result of receiving a payment from the Sellers pursuant to this Section 6.4) (collectively "Associated Costs").

         6.4 In the case of any Tax Claim that is defended or prosecuted to a Final Determination by the Sellers pursuant to this Section 6.4, the Sellers shall pay to the appropriate Tax Indemnitees, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim within five Business Days after such Final Determination. In the case of any Tax Claim that is defended or prosecuted to a Final Determination by the Company pursuant to and in substantial compliance with the terms of this Section 6.4, the Sellers shall pay to the appropriate Tax Indemnitee, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim, together with any Associated Costs that have not theretofore been paid by the Sellers to the Company, within five Business Days after such Final Determination, subject to any right of appeal. In the case of any Tax Claim not: covered by the two preceding sentences, the Sellers shall pay to the Company, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim (calculated after taking into account any actual reduction in the current liability for Taxes of such Tax Indemnitee for Tax arising out of or resulting from such payment or such Tax Claim) , together with any Associated Costs that have not theretofore been paid by the Sellers to the Company, at least five Business Days before the-date payment of such Tax is due from any Tax Indemnitee.

         6.4.5 Notwithstanding anything contained in this Article VII to the contrary, the rights of the Sellers under this Section 6.4 to defend or prosecute,. or to control the defense or prosecution of, any Tax Claim shall be no greater than those rights that the Company would have to defend or prosecute, or to control the defense or prosecution of, such Tax Claim.

         6.5 Cooperation Regarding Tax Matters. Each party hereto shall, and shall cause its subsidiaries and Affiliates to, provide to the other parties hereto and the Company such cooperation and information as any of them reasonably may request related to the filing of any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules, workpapers and relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Tax Returns pursuant to this Article VII shall bear all costs of filing such Tax Returns.

         6.6 Other Tax Covenants.

         6.6.1 Without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, neither the Sellers nor any Affiliate of any the Sellers shall, to the extent it may affect or relate to the Company, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax
Return, enter into any method of tax accounting, enter into any closing agreement, settle any Tax Claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax Claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing any post-closing Tax Liability of the Purchaser, of the Company or any Affiliate of Purchaser.

         6.6.2 Without the prior written consent of a Seller, neither the Purchaser nor the Company shall, to the extent it may affect or relate tc the Company, make or change any tax election, file any amended Tax Return, enter into any closing Agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would affect a Pre-Closing Tax Period, unless required by applicable law.

         6.6.3 So long as any books, records and files retained by the Sellers or and his Affiliates relating to the business of the Company or the books, records and files delivered to the control of the Purchaser pursuant to this Agreement to the extent they relate to the operations of the Company prior to the Closing Date, remain in existence and are available, each party (at its own expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. The Purchaser and the Sellers and their respective Affiliates shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first: providing 60 days' written notice of intention to destroy to the other, and allowing such other party to take possession of such records. The Purchaser shall cause the Company to maintain relevant tax records for all at least three years following the end of the applicable tax year, or such greater period while in dispute, or then subject to audit.

         6.7 Conflict. In the event of a conflict between the provisions of Sections 6.3 through 6.7 of this Article VI and any other provision of this Agreement, such provisions of this Article VI shall control.

                                   ARTICLE VII

7        DEFINITIONS

         7.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "Actions  or   Proceedings"   means  any  action,   suit,   proceeding,
arbitration or Governmental or Regulatory Authority investigation or audit.

         "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly owning, owned by, controlling, controlled by or under common control with, that Person, (b) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "Agreement" means this Purchase Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

         "Assets" of any Person means all assets and properties of every kind, nature, character and description, including goodwill and other tangibles, operated, owned or leased by such Person, including cash and cash equivalents, investments, accounts and notes receivable, chattel paper, documents, instruments, real estate, equipment, inventory, goods and intellectual property.

         "Associated Costs" has the meaning ascribed to it in Section 7.4.3.

         "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the Company or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for =overage or has benefit rights.

         "Books and Records" means all files, documents, instruments, papers, books and records relating to the Company, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "Claim" has the meaning ascribed to it in Section 6.2-1.

         "Claim Notice" means written notification pursuant to Section 7.2.1 of a Third Party Claim as to which indemnity under Section 7.1 is sought by an Indemnified Party.

         "Closing"  and  "Closing  Date" have the  meaning  ascribed  to them in
Section 1.3.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company" has the meaning ascribed to it in the first recital of this Agreement (and shall include all predecessors and subsidiaries of the Company).

         "Consideration" has the meaning ascribed to it in Section 1.2.1.

         "Contract" means any agreement, lease, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

         "Deferred Consideration" has the meaning ascribed to it in

         "Disclosure Schedule" means the schedules delivered to Purchaser by or on behalf of the Company and the Sellers, and the schedules delivered by or on behalf of Purchaser, containing lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

         "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

         "Election Notice" means a written notice provided by the Sellers in respect of a Tax Claim to the effect that (i) the Sellers acknowledge their indemnity obligation under this Agreement with respect to such Tax Claim and
(ii) the Sellers elect to contest, and to control the defense or prosecution of, such Tax Claim at their sole risk and sole cost and expense.

         "Environment" means all air, surface water, groundwater, drinking water supply, stream sediments, or land, including soil, land surface or subsurface strata, all fish, wildlife, biota and all other environmental medium or natural resources.

         "Environmental, Health and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to (i) any environmental, health or safety matters or conditions (including on-site or off-site contamination., occupational safety and health, and regulation of chemical substances or products) ; (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (iii) financial responsibility under Environmental Law or
Occupational Safety and Health Law for clean-up costs or corrective action, including any investigation, clean-up, removal, containment, or other remediation or response actions required by Environmental Law or Occupational Safety and Health Law (whether or not such clean-up has been required or requested by any governmental body or any other Person) and for any natural resource damages; or (iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended (CERCLA).

         "Environmental Law" means all federal, state, local and foreign environmental, health and safety laws, common law orders, decrees, judgments, codes and ordinances and all rules and regulations promulgated thereunder, civil or criminal, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.

         "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consent or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock) currently or formerly owned or operated by the Company.

         "Final Determination" means (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other Order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired,
(ii) a closing agreement entered into under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, (iii) the expiration of the time for instituting suit with respect to a claimed deficiency or (iv) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

         "GAAP" means generally accepted accounting principles of the United States, consistently applied.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including-any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

         "Hazardous Material" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs);
(ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances,11 "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes,," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

         "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business, as reflected by the Books and Records), (iv) under capital (as opposed to real estate) leases, (v) long term debt and (vi) in the nature of guarantees of the obligations described in clauses (i) through (v) above of any other Person.

         "Indemnified Party" means any Person claiming indemnification under any provision of Article VII.

         "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article VII.

         "Indemnity Notice" means written notification pursuant to Section 7.2.3 of a claim for indemnity under Article VII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

         "Interim Statements" has the meaning ascribed to it in Section 2.4.

         "Laws" means all laws, statutes, rules, regulations, ordinances arid other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Leased Real Property" has the meaning ascribed to it in Section 2.15.

         "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency) , known or unknown, fixed or otherwise, or whether due or to become due).

         "Licenses"  means all  licenses,  permits,  certificates  of authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental or Regulatory Authority.

         "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "Loss" means any and all damages, fines, fees, penalties, deficiencies, diminution in value of investment, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, such as fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or
disputing  any  rights  under  this  Agreement   against  any  party  hereto  or
otherwise).

         "Net Book Value" has the meaning ascribed to it in Section

         "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies) , designed to provide safe and healthful working conditions.

         "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person, or (ii) receive any benefits or rights similar to those enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including without limitation, any rights to participate in the equity, income or election of directors or officers of such Person.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Owned Real Property" has the meaning ascribed to it in Section 2.15.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Plan" means any bonus, compensation, pension, profit sharing, retirement, stock purchase or cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "Post-Closing Period" means any taxable period or portion thereof beginning after the Closing Date. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period. `

         "Pre-Closing Period" means any taxable period or portion thereof that is not a Post-Closing Period.

         "Consideration and Additional Consideration" have the meaning ascribed to it in Section 1.2.

         "Purchased Stock" has the meaning ascribed to it on the first page of this Agreement.

         "Purchaser" has the meaning ascribed to it in the first paragraph of -this Agreement.

         "Real Property" has the meaning ascribed to it in Section 2.15.

         "Real Property Leases" has the meaning ascribed to it in Section 2.15.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Seller" and the "Sellers" have the meaning ascribed to them on the first page of this Agreement.

         "Seller Financial Statement" in Section 2.4.

         "Sellers' Calculation" has the meaning ascribed to it in Section 1.2.2.

         "Shareholder Debt" has the meaning ascribed to it in Section 1.2.1.

         "Subsidiary" means any Person in which another Person, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof. Unless the context otherwise requires a different interpretation, references to a "Subsidiary" mean a Subsidiary of the Company.

         "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Tax Claim" means any written claim with respect to Taxes attributable to a Pre-Closing Period made by any Taxing Authority or any Person that, if pursued successfully, could serve as the basis for a claim for indemnification, under this Agreement, of Purchaser the Company and other Indemnified Parties specified in Section 7.1 of this Agreement.

         "Tax Indemnity" means the Company, the Purchaser and their respective stockholders, officers, directors, employees, agents and Affiliates of each of them (other than the Sellers).

         "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         7.2 Interpretation of Agreement.

         7.2.1 Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the word "including" does not imply any limitation to the item or matter mentioned; and (vi) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

         7.2.2 When used herein, the phrase "to the knowledge of" any Person, 11to the best knowledge of" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person,
(ii) with respect to any other Person, the actual knowledge of the directors, officers, managers, and other similar Persons in a similar position or having similar powers and duties, in either case without any duty of independent investigation of any kind.

                                   ARTICLE IX

8        MISCELLANEOUS

         8.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed by prepaid first class certified mail, return receipt requested, or sent by prepaid courier, to the parties at the following addresses:

                  If to Purchaser, to:
                  --------------------
                  ISG Resources, Inc.
                  136 East South Temple, Suite 1300
                  Salt Lake City, UT 84111
                  Attn.: Sr. Vice President and General Counsel


                  If to the Sellers, to:
                  ----------------------
                  Mr. James M. Isaac          and      Mr. Tommy C. Isaac
                  134 Mockingbird                      P.O. Box 768
                  Livingston, Texas 77351              Flatonia, Texas 78941

                  With copies to Sellers' attorney:
                  --------------------------------
                  Stephen L. Brochstein, Esquire
                  BROCHSTEIN, SLOBIN & CHAPMAN, P.C.
                  One Riverway, Ste. 1950
                  Houston, Texas; 77056

                  and to Sellers' accountant:
                  ---------------------------
                  Mr. Andrew M. Rossi
                  A.M. ROSSI, PLLC
                  1458 Campbell Rd., Ste. 150
                  Houston, Texas 77055


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given -upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iv) if delivered by courier to the address as provided for in this Section, be deemed given on the earlier of the second Business Day following the date sent by such courier or upon receipt. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         8. 2 Entire Agreement. This Agreement (including the Exhibits hereto and the Disclosure Schedule) supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         8.3 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Article VII) , each party will pay its own costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby and thereby; provided, the Sellers will pay all expenses relating hereto of the Company incurred in respect of the period prior to the Closing; other than Ernst & Young.

         8.4 Confidentiality. Purchaser and the Sellers will hold in strict confidence from any Person (other than its Affiliates or representatives) all documents and information concerning the other party hereto or any of its Affiliates furnished to it by or on behalf of the other party in connection with this Agreement or the transactions contemplated hereby, except to the extent the disclosing party can demonstrate that such documents or information was (a)
previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. Such covenant of confidentiality will remain in effect unless a party is compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law. This section is meant to supplement the section entitled "Confidentiality" in that certain Letter Agreement between the Purchaser and the Sellers dated November 13, 1998 (the "Letter Agreement"). Any conflict between the provisions of this section and the "Confidentiality" section of the Letter Agreement shall be resolved in accordance with the provisions of the Letter Agreement.

         8.5 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the Purchaser or the Sellers shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the Purchaser or the Sellers to fulfill their obligations under this Agreement. The Sellers shall also, for a reasonable period of time (not to exceed ninety (90) days), cooperate with Purchaser by continuing to provide any welfare benefit plan, payroll services plan, operational service, or other service of any nature being provided to the Company by the Sellers or any business entity owned, managed or controlled, in any manner, by the Sellers. All of such services shall be provided at the cost of Sellers, plus ten percent (10%) , and be payable by Purchaser and the Company upon demand.

         8.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         8.7 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the parties hereto.

         8.8 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of t ` he parties to confer third-party beneficiary rights, and this Agreement: does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article VII.

         8.9 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by either party without the prior written consent of the other party(ies) and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and. assigns.

         8. 10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         8.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will. not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         8. 12 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

         8.13  Limited  Recourse of  Purchaser.  Regardless  of anything in this
Agreement to the contrary, (i) obligations and liabilities of Purchaser hereunder shall be without recourse to any stockholder of Purchaser or any of such stockholder's Affiliates, directors, employees, officers or agents, except and to the extent such third party is a successor or assign of Purchaser, and shall be limited to the assets of such party and (ii) the stockholders of Purchaser, except and to the extent such third party is a successor or assign of Purchaser, have made no (and shall not be deemed to have made any) representations, warranties or covenants (express or implied) under or in connection with this Agreement or any other Operative Agreement, subject to further written agreement by such obligor.

         8. 14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         8.15 Limited Recourse of Sellers.

         8.15.1 No Reliance. Purchaser acknowledges and agrees that upon the Closing Purchaser shall have had ample opportunity to review documents concerning the Company and its Assets and Liabilities (collectively, the "Property") and to conduct physical inspections, including specifically, without limitation, inspections regarding the environmental condition of the Real Property and the Assets, the Purchaser hereby represents, warrants and agrees that as of the Closing, Purchaser shall have (a) examined the Property and will be familiar with the physical condition thereof; and (b) conducted such investigations of the Property (including without limitation the environmental condition thereof) as Purchaser has deemed necessary to satisfy itself as to the condition of the Property and the existence or nonexistence, or curative action to be taken with respect to, any hazardous or toxic substances on or discharged from the Property, (c) neither Sellers, nor any of their affiliates, agents, officers, employees or representatives of any of the foregoing have made or will make any verbal or written representations, warranties, promises or guarantees whatsoever to Purchaser, expressed or implied, other than as provided in this Agreement or in any other closing documents executed by the Seller to be bound thereby, and in particular, that no such representations, warranties, *guarantees or promises have been or will be made with respect to the physical condition, operation, or any other matter or thing affecting or related to the Property, and (d) Purchaser has not relied and will not rely upon any representations, warranties, guarantees or promises or upon any statements made or any information provided concerning the Property provided or made by Seller or its predecessors, or any of their respective agents and representatives, other than as provided in this Agreement or :-n the Closing Documents executed by the Seller to be bound thereby and subject thereto. Purchaser has elected to purchase the Company only after having made and relied solely on its own independent investigation, inspection, analysis, appraisal and evaluation and the facts and circumstances related thereto. ACCORDINGLY, AND SUBJECT TO THE PROCEEDING PROVISIONS OF THIS SECTION 8.15, PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS ACCEPTED "AS IS, WHERE IS, WITH ALL FAULTS", AND SELLER OTHERWISE EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN, BUT SUBJECT TO ANY EXPRESS REPRESENTATIONS MADE IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS EXECUTED BY THE SELLER TO BE BOUND THEREBY, SELLERS AND PURCHASER HEREBY AGREE THAT SELLERS HAVE NOT MADE AND ARE NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OF REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE PROPERTY OR ANY USE TO WHICH PURCHASER MAY PUT THE PROPERTY, (E) ANY ENVIRONMENTAL, GEOLOGICAL, METEOROLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE PROPERTY, (I) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OR USE OF THE PROPERTY WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ. PURCHASER RECOGNIZES AND AGREES TF~AT UPON CLOSING PURCHASER SHALL OTHERWISE BEAR THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, VIOLATIONS OF ANY APPLICABLE LAWS, CONSTRUCTION DEFECTS, AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLERS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE
ASSERTED OR ALLEGED AGAINST SELLERS BY REASON OF OR ARISING OUT OF ANY VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS),
CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY WITH THE EXCEPTION OF THOSE MATTERS SET FORTH IN THIS AGREEMENT AND IN ANY CLOSING DOCUMENT, SIGNED BY A SELLER.

                                   ARTICLE IX

9        DISPUTE RESOLUTION

         9.1 In the event there is a dispute under this Agreement, the disagreeing parties shall meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then upon request of either party to the dispute made within twenty (20) days of the failure of negotiations, they will arbitrate the dispute, utilizing the process Set forth below

         9.2 Any dispute, controversy or claim arising out of or relating to this Agreement, including those pertaining to indemnities and taxes, shall be submitted for determination by a board of three (3) arbitrators to be selected for each such controversy so arising as follows: The party desiring arbitration (the "Petitioner") shall notify the other party (the "Respondent") to such effect and shall submit the name of an arbitrator and state the "Question" or "Questions". The Respondent shall within ten (10) business days thereafter select an arbitrator and notify the Petitioner of the name of such arbitrator. If Respondent shall fail to name an arbitrator within said ten (10) days, then the Petitioner shall have the right to apply to the person who is then Senior Judge (in term of service) of the United States District Court having jurisdiction for the Southern District of Texas, Houston Division, for the appointment of an arbitrator for or on behalf of the Respondent, and in such case the arbitrator appointed by the person who is such Judge shall act as if named by the Respondent. Within ten (10) days after the appointment of the second arbitrator, the two arbitrators shall choose the third arbitrator. In the event said two arbitrators should fail to choose the third arbitrator within said ten (10) days, then either Petitioner or Respondent shall have the right, upon reasonable notice to the other party, to apply to the person who is such Judge for the appointment of a third arbitrator, and in such case the arbitrator so appointed by such Judge shall act as the third arbitrator. Should any arbitrator be or become unable or unwilling to act, another shall be selected in the same manner.

         9.3 The Question to be decided by the arbitrators shall be stated in writing in the written request for arbitration, and the jurisdiction of the arbitrators shall be limited to a decision of the Question so stated in writing. The board of arbitrators so chosen shall proceed immediately, after reasonable notice to the Parties hereto, to hear and determine the Question or Questions in dispute. The arbitrators shall be impartial. The' arbitration shall be conducted in Houston, Texas in accordance with the most recent commercial arbitration rules promulgated by the American Arbitration Association, except as may be provided for herein to the contrary. The arbitrators are relieved from judicial formalities, and shall make their award with a view toward effecting the general intent of this Agreement. The decision of the majority shall be final and binding upon the Parties. The Petitioner shall submit its brief to the arbitrators within fifteen (15) days after notice of the election of the third arbitrator. Upon receipt of the Petitioner's brief, the Respondent shall have fifteen (15) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have seven (7) days to file a rebuttal brief. The
Respondent shall have seven (7) days. from the receipt of the Petitioner's rebuttal to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either Party. The arbitration hearing shall be concluded within three (3) days unless otherwise ordered by the arbitrators and the award thereon shall be made within three (3) days after the close of the submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all Parties to the proceeding, and judgment on such award may be entered by either party in the highest court, state or federal, having jurisdiction.

         9.4 The decision of the arbitrators shall be in writing and signed by such arbitrators, or a majority of them, and shall be final and binding upon the Parties hereto as to the Question or Questions so submitted to and determined by such arbitrators. Each Party shall bear the fees and expenses of the arbitrator selected by or for such Party, the fees and expenses of counsel, witness and employees of the Parties hereof and all other costs and expenses incurred exclusively for the benefit of the Party incurring the same shall be borne by the Party incurring such fees or expenses. The Party to be responsible for paying all other fees and expenses, including but without limitation, compensation for the third arbitrator, shall be determined by the decision of the arbitrators as a part of the award. The Parties stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising during the period of this Letter Agreement and which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Letter Agreement. Nothing herein contained shall be deemed to give the arbitrators any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Letter Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page hereof.

                                    PURCHASER
                                    ISG RESOURCES, INC.

                                    /s/ J. I. Everest II
                                    -----------------------
                                    By: J. I. Everest II
                                    Its: Treasurer & CFO

                                    SELLERS

                                    JAMES M. ISAAC


                                    /s/James M. Isaac
                                    --------------------
                                    James M. Isaac

                                    TOMMY C. ISAAC


                                    /s/ Tommy C. Isaac
                                    --------------------
                                    Tommy C. Isaac

                                    EXHIBIT A

          Sellers' Financial Statements For Period Ending July 31, 1998
                           and the Interim Statements

                                    EXHIBIT B

                         Sellers' Officer's Certificate

         We, the undersigned, being the President and Vice President of J. Marvin Isaac Interests, Inc., d/b/a Best Masonry & Tool Supply, a Texas corporation (the "Company"), do hereby certify that:

         1. This Certificate is being delivered at the Closing today pursuant to
Section 5.1.8 of the Stock Purchase Agreement dated as of January 7, 1999 (the "Agreement") between James M. Isaac and Tommy C. Isaac (collectively the "Sellers") and ISG Resources, Inc., a Utah corporation (the "Purchaser"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings given to them in the Agreement.

         2. Attached hereto as Exhibit B-1 is a correct and complete copy of the Articles of Incorporation of the Company, as in effect on the date hereof.

         3. Attached hereto as Exhibit B-2 is a correct and complete copy of the By-Laws of the Company, as in effect on the date hereof.

         4. Attached hereto as Exhibit B-3 is a correct and complete copy of the Certificate of Good
Standing of the Company, as in effect on the date hereof.

         5. Attached hereto as Exhibit B-4 is a schedule of persons that have been duly elected (or appointed) or qualified, and/or that have acted, as officers of the Company (to and including the date hereof), each holding the respective offices set forth opposite their names; and the signatures set forth on Exhibit B-4 opposite their names are the genuine signatures of such officers executing the Agreement and any other agreements or documents on behalf of the Company in connection with the Closing under the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of January 7, 1999.

                                 J. MARVIN ISAAC INTERESTS, INC.,
                                 d/b/a BEST MASONRY & TOOL SUPPLY


                                 __________________
                                 By:_______________
                                 Its: President

                                 J. MARVIN ISAAC INTERESTS, INC.,
                                 d/b/a BEST MASONRY & TOOL SUPPLY


                                 __________________
                                 By:_______________
                                 Its: Vice President

                                    EXHIBIT C

                              Officer's Certificate

         We, the undersigned, the President and Vice President of J. Marvin Isaac Interests, Inc., d/b/a Best Masonry & Tool Supply, a Texas corporation (the "Company"), do hereby certify that:

         1. This  Certificate is being  delivered as of the Closing  pursuant to
Section 5.1.8 of the Stock Purchase Agreement dated as of January 6, 1999 (the "Agreement") between James M. Isaac and Tommy C. Isaac (collectively the "Sellers") and ISG Resources, Inc., a Utah corporation (the "Purchaser"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings given to them in the Agreement.

         2. We are familiar with the Company's finances and capitalization.

         3. The Sellers have provided the Purchaser with Seller's Financial Statements for the period Ending July 31, 1998 and Financial Statements for the period August 1, 1998 through December 31, 1998 (the "Interim Statements"), collectively, the "Statements".

         4. The Statements fairly represent the Company's financial condition and operations as of and through the respective dates and periods therein delineated, and the results of the Company's operations and changes in financial position for the periods then ended, and have been prepared as set forth in
Section 2.4 of the Agreement.

         5. As of the Closing, no material adverse change in the financial condition or operations of the Company has occurred from that shown on the Statements, except as may be contemplated in the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate to be effective as of January 7, 1999.

                                   J. MARVIN ISAAC INTERESTS, INC.,
                                   d/b/a BEST MASONRY & TOOL SUPPLY

                                   ______________________
                                   By:___________________
                                   Its:     President


                                   J. MARVIN ISAAC INTERESTS, INC.,
                                   d/b/a BEST MASONRY & TOOL SUPPLY

                                   _______________________
                                   By:____________________
                                   Its:     Vice President

                                    EXHIBIT D

                        Purchaser's Officer's Certificate

         The undersigned, the Vice President, Treasurer and Chief Financial Officer of ISG Resources, Inc., a Utah corporation (the "Purchaser"), hereby certifies that:

         1. This Certificate is being delivered at the Closing today pursuant to
Section 5.2 of the Stock Purchase Agreement dated as of January 7, 1999 (the "Agreement") between James M. Isaac and Tommy C. Isaac (collectively the "Sellers") and the Purchaser. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings given to them in the Agreement.

         2. Attached hereto is a correct and complete copy of the authorization of the Board of Directors of the Purchaser authorizing the consummation of the transactions described in the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of January 7, 1999.

                                                     ISG RESOURCES, INC.


                                                     _______________________
                                                     By: J.I. Everest, II